Exhibit 1.01

Tecumseh Products Company
Conflict Minerals Report
In accordance with Rule 13p-1 and Form SD under the Securities Exchange Act of 1934
For the reporting period from January 1, 2014 to December 31, 2014

This is the Conflict Minerals Report (“CMR”) of Tecumseh Products Company (“Tecumseh”, “Company”, “we”, “us” or “our”) for calendar year 2014 prepared in accordance with Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (the “Rule”).

Section 1: Introduction
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals” or “3TG”, are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (excepting any of the foregoing that, prior to January 31, 2013, were located outside of the supply chain). The “Covered Countries” for purposes of the rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

As described in this CMR, certain of our operations manufacture, or contract to manufacture, products and the Conflict Minerals are necessary to the functionality or production of those products.

Section 2: Product Description
Tecumseh is a global manufacturer of hermetically sealed compressors for residential and specialty air conditioning, household refrigerators and freezers and commercial refrigeration applications. This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Tecumseh; and (iii) for which the manufacture was completed during calendar year 2014.

These products, which are referred to in this Report collectively as the “Covered Products”, are air conditioning and refrigeration compressors, condensing units, heat pumps and complete refrigeration systems for (i) commercial refrigeration applications, including walk-in coolers and freezers, ice makers, dehumidifiers, water coolers, food service equipment and refrigerated display cases and vending machines; (ii) household refrigerators and freezers; and (iii) residential and specialty air conditioning and heat pumps, including window air conditioners, packaged terminal air conditioners and recreational vehicle and mobile air conditioners. These compressors include reciprocating piston models, rotary compressors and scroll compressors.

With the assistance of our third-party service provider, we have determined that our compressors, condensing units, heat pumps and complete refrigeration systems contain Conflict Minerals that are necessary to the functionality or production of that product, including tin in all of our compressors, tungsten in our rotary compressors, and gold and tantalum in our condenser units.

Section 3: Reasonable Country of Origin Inquiry
We have conducted the procedures described in Section 3 below as our good faith reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals. The RCOI was reasonably designed to determine whether any of the Conflict Materials in our Covered Products originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.
With the assistance of our third-party service provider, we identified direct suppliers who supply us with metals, electronics, or with product components containing metals or electronics for our Covered Products.

With the assistance of our third-party service provider, suppliers were provided with background materials regarding Conflict Minerals, the disclosure Rule and our supplier policies regarding Conflict Minerals and were requested to use the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”) Conflict Minerals Reporting Template (“CMRT”) to identify our 3TG supply chain participants, including smelters and refiners (“SORs”), mines and associated countries of origin of the Conflict Minerals in our Covered Products. Our supply chain with respect to the Covered Products is complex, and we believe there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of the Conflict Minerals. In this regard, we do not purchase Conflict Minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, we believe that smelters and refiners of the Conflict Minerals are best situated to identify the sources of the Conflict Minerals.
Below is a summary of SORs identified by our suppliers for 2014 and their status (based on available lists of SORs certified by independent third parties) as of April 14, 2015:

Gold
SOR / Facility Name	Smelter Status (see definitions below)
Advanced Chemical Company	CFSI Verified
Aida Chemical Industries Co. Ltd.	CFSI - Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	CFSI - Gold, LBMA, RJC
Almalyk Mining and Metallurgical Complex (AMMC)	LBMA - Pending
AngloGold Ashanti Córrego do Sítio Minerção	CFSI - Gold, LBMA
Argor-Heraeus SA	CFSI - Gold, LBMA
Asahi Pretec Corporation	CFSI - Gold, LBMA
Asaka Riken Co Ltd	CFSI-Active - Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSI - Gold, LBMA
Aurubis AG	CFSI - Gold, LBMA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA
Boliden AB	CFSI - Gold, LBMA
Caridad	CFSI Verified
Cendres + Métaux SA	CFSI-Active - Gold, LBMA-Pending
Chimet S.p.A.	CFSI - Gold, LBMA
China National Gold Group Corporation	CFSI Verified
Chugai Mining	CFSI Verified
Colt Refining	CFSI Verified
Daejin Indus Co. Ltd	CFSI Verified
Daye Non-Ferrous Metals Mining Ltd.	CFSI Verified
Do Sung Corporation	CFSI Verified
Dowa Mining Co., Ltd.	CFSI - Gold
Eco-System Recycling Co., Ltd.	CFSI - Gold
FSE Novosibirsk Refinery	CFSI Verified
Gansu Seemine Material Hi-Tech Co Ltd	CFSI Verified
Guangdong Jinding Gold Limited	CFSI Verified

Gold (continued)
SOR / Facility Name	Smelter Status (see definitions below)
Hangzhou Fuchunjiang Smelting Co., Ltd.	CFSI Verified
Heimerle + Meule GmbH	CFSI - Gold, LBMA
Heraeus Ltd. Hong Kong	CFSI - Gold, LBMA
Heraeus Precious Metals GmbH & Co. KG	CFSI - Gold, LBMA
Hwasung CJ Co. Ltd	CFSI Verified
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA - Pending
Istanbul Gold Refinery	CFSI - Gold, LBMA
Japanese Mint	CFSI - Gold, LBMA
Jiangxi Copper Company Limited	LBMA - Pending
Johnson Matthey Inc	CFSI - Gold, LBMA
Johnson Matthey Ltd	CFSI - Gold, LBMA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSI - Gold, LBMA
JSC Uralelectromed	CFSI - Gold, LBMA
JX Nippon Mining & Metals Co., Ltd.	CFSI - Gold, LBMA
Kazzinc Inc.	CFSI - Gold, LBMA
Kennecott Utah Copper LLC	CFSI - Gold, LBMA, RJC
Kojima Chemicals Co., Ltd	CFSI - Gold
Korea Metal Co. Ltd	CFSI Verified
Kyrgyzaltyn JSC	LBMA - Pending
L' azurde Company For Jewelry	CFSI - Gold, LBMA
Lingbao Gold Company Ltd.	CFSI Verified
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CFSI Verified
LS-NIKKO Copper Inc.	CFSI - Gold, LBMA
Luoyang Zijin Yinhui Metal Smelt Co Ltd	CFSI Verified
Materion	CFSI - Gold
Matsuda Sangyo Co., Ltd.	CFSI - Gold, LBMA
Metalor Technologies (Hong Kong) Ltd	CFSI - Gold, LBMA, RJC
Metalor Technologies (Singapore) Pte. Ltd.	CFSI - Gold, LBMA, RJC
Metalor Technologies SA	CFSI - Gold, LBMA, RJC
Metalor USA Refining Corporation	CFSI - Gold, LBMA, RJC
Met-Mex Peñoles, S.A.	CFSI - Gold, LBMA
Mitsubishi Materials Corporation	CFSI - Gold, LBMA
Mitsui Mining and Smelting Co., Ltd.	CFSI - Gold, LBMA
Moscow Special Alloys Processing Plant	LBMA - Pending
Nadir Metal Rafineri San. Ve Tic. A.S.	CFSI - Gold, LBMA
Navoi Mining and Metallurgical Combinat	LBMA - Pending
Nihon Material Co. LTD	CFSI - Gold, LBMA
Ohura Precious Metal Industry Co., Ltd	CFSI - Gold
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CFSI - Gold, LBMA
OJSC Kolyma Refinery	LBMA - Pending
PAMP SA	CFSI - Gold, LBMA

Gold (continued)
SOR / Facility Name	Smelter Status (see definitions below)
Penglai Penggang Gold Industry Co Ltd	CFSI Verified
Prioksky Plant of Non-Ferrous Metals	LBMA - Pending
PT Aneka Tambang (Persero) Tbk	CFSI - Gold, LBMA
PX Précinox SA	CFSI - Gold, LBMA
Rand Refinery (Pty) Ltd	CFSI - Gold, LBMA
Royal Canadian Mint	CFSI - Gold, LBMA
Sabin Metal Corp.	CFSI-Active - Gold
Samduck Precious Metals	CFSI Verified
SAMWON METALS Corp.	CFSI Verified
SEMPSA Joyería Platería SA	CFSI - Gold, LBMA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CFSI - Gold, LBMA
So Accurate Group, Inc.	CFSI Verified
SOE Shyolkovsky Factory of Secondary Precious Metals	CFSI-Active - Gold, LBMA-Pending
Solar Applied Materials Technology Corp.	CFSI - Gold, LBMA-Pending
Sumitomo Metal Mining Co., Ltd.	CFSI - Gold, LBMA
Tanaka Kikinzoku Kogyo K.K.	CFSI - Gold, LBMA
The Great Wall Gold and Silver Refinery of China	LBMA - Pending
The Refinery of Shandong Gold Mining Co. Ltd	CFSI - Gold, LBMA
Tokuriki Honten Co., Ltd	CFSI - Gold, LBMA
Torecom	CFSI-Active - Gold
Umicore Brasil Ltda	CFSI - Gold, LBMA
Umicore Precious Metals Thailand	CFSI - Gold, RJC
United Precious Metal Refining, Inc.	CFSI - Gold
Valcambi SA	CFSI - Gold, LBMA, RJC
Western Australian Mint trading as The Perth Mint	CFSI - Gold, LBMA
Yamamoto Precious Metal Co., Ltd.	CFSI-Active - Gold
Yokohama Metal Co Ltd	CFSI-Active - Gold
Yunnan Copper Industry Co Ltd	CFSI Verified
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSI - Gold, LBMA
Zijin Mining Group Co. Ltd	CFSI - Gold, LBMA

Tantalum
SOR / Facility Name	Smelter Status (see definitions below)
Changsha South Tantalum Niobium Co., Ltd.	CFSI - Tantalum
Conghua Tantalum and Niobium Smeltry	CFSI - Tantalum
Duoluoshan Sapphire Rare Metal Co., Ltd.	CFSI - Tantalum
F&X Electro-Materials Ltd.	CFSI - Tantalum
Global Advanced Metals Aizu	CFSI - Tantalum
Global Advanced Metals Boyertown	CFSI - Tantalum
Guangdong Zhiyuan New Material Co., Ltd.	CFSI - Tantalum
H.C. Starck Co., Ltd.	CFSI - Tantalum
H.C. Starck GmbH Goslar	CFSI - Tantalum
H.C. Starck GmbH Laufenburg	CFSI - Tantalum
H.C. Starck Hermsdorf GmbH	CFSI - Tantalum
H.C. Starck Inc.	CFSI - Tantalum
H.C. Starck Ltd.	CFSI - Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSI - Tantalum
Hi-Temp Specialty Metals, Inc.	CFSI - Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSI - Tantalum
Jiujiang Tanbre Co., Ltd.	CFSI - Tantalum
KEMET Blue Metals	CFSI - Tantalum
Kemet Blue Powder	CFSI - Tantalum
King-Tan Tantalum Industry Ltd	CFSI - Tantalum
LSM Brasil S.A.	CFSI - Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	CFSI - Tantalum
RFH Tantalum Smeltry Co., Ltd	CFSI - Tantalum
Shanghai Jiangxi Metals Co., Ltd.	CFSI Verified
Taki Chemicals	CFSI - Tantalum
Ulba	CFSI - Tantalum
Yichun Jin Yang Rare Metal Co., Ltd	CFSI - Tantalum
Zhuzhou Cement Carbide	CFSI - Tantalum

Tin
SOR / Facility Name	Smelter Status (see definitions below)
Alpha	CFSI - Tin
China Rare Metal Materials Company	CFSI - Tin
China Tin Group Co., Ltd.	CFSI-Active - Tin
CNMC (Guangxi) PGMA Co. Ltd.	CFSI Verified
Cooper Santa	CFSI-Active - Tin
CV Makmur Jaya	CFSI Verified
CV Nurjanah	CFSI-Active - Tin
CV Serumpun Sebalai	CFSI Verified
CV United Smelting	CFSI - Tin

Tin (continued)
SOR / Facility Name	Smelter Status (see definitions below)
Empresa Metallurgica Vinto	CFSI - Tin
Estanho de Rondônia S.A.	CFSI Verified
Gejiu Kai Meng Industry and Trade LLC	CFSI Verified
Gejiu Non-Ferrous Metal Processing Co. Ltd.	CFSI - Tin
Gejiu Zi-Li	CFSI Verified
Huichang Jinshunda Tin Co. Ltd	CFSI Verified
Jiangxi Nanshan	CFSI Verified
Kai Unita Trade Limited Liability Company	CFSI Verified
Linwu Xianggui Smelter Co	CFSI Verified
Magnu's Minerais Metais e Ligas LTDA	CFSI - Tin
Malaysia Smelting Corporation (MSC)	CFSI - Tin
Melt Metais e Ligas S/A	CFSI - Tin
Metallo Chimique	CFSI - Tin
Mineração Taboca S.A.	CFSI - Tin
Minsur	CFSI - Tin
Mitsubishi Materials Corporation	CFSI - Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	CFSI-Active - Tin
Novosibirsk Integrated Tin Works	CFSI Verified
O.M. Manufacturing (Thailand) Co., Ltd.	CFSI-Active - Tin
O.M. Manufacturing Philippines, Inc.	CFSI-Active - Tin
Operaciones Metalurgical S.A.	CFSI - Tin
PT Alam Lestari Kencana	CFSI Verified
PT Artha Cipta Langgeng	CFSI-Active - Tin
PT Babel Inti Perkasa	CFSI - Tin
PT Babel Surya Alam Lestari	CFSI Verified
PT Bangka Kudai Tin	CFSI Verified
PT Bangka Putra Karya	CFSI - Tin
PT Bangka Timah Utama Sejahtera	CFSI Verified
PT Bangka Tin Industry	CFSI - Tin
PT Belitung Industri Sejahtera	CFSI - Tin
PT BilliTin Makmur Lestari	CFSI-Active - Tin
PT Bukit Timah	CFSI - Tin
PT DS Jaya Abadi	CFSI - Tin
PT Eunindo Usaha Mandiri	CFSI - Tin
PT HP Metals Indonesia	CFSI Verified
PT Justindo	CFSI-Active - Tin
PT Koba Tin	CFSI Verified
PT Mitra Stania Prima	CFSI - Tin
PT Pelat Timah Nusantara Tbk	CFSI Verified
PT Refined Banka Tin	CFSI - Tin

Tin (continued)
SOR / Facility Name	Smelter Status (see definitions below)
PT Stanindo Inti Perkasa	CFSI - Tin
PT Sumber Jaya Indah	CFSI-Active - Tin
PT Supra Sukses Trinusa	CFSI Verified
PT Tambang Timah	CFSI - Tin
PT Timah (Persero), Tbk	CFSI - Tin
PT Tinindo Inter Nusa	CFSI - Tin
PT Yinchendo Mining Industry	CFSI Verified
RUI DA HUNG	CFSI-Active - Tin
Soft Metais, Ltda.	CFSI-Active - Tin
Thaisarco	CFSI - Tin
White Solder Metalurgia e Mineração Ltda.	CFSI - Tin
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CFSI-Active - Tin
Yunnan Tin Company Limited	CFSI - Tin

Tungsten
SOR / Facility Name	Smelter Status (see definitions below)
A.L.M.T. Corp.	CFSI-Active - Tungsten
Chenzhou Diamond Tungsten Products Co., Ltd.	CFSI-Active - Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	CFSI-Active - Tungsten
Dayu Weiliang Tungsten Co., Ltd.	CFSI-Progressing - Tungsten
Fujian Jinxin Tungsten Co., Ltd.	CFSI-Active - Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSI - Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSI - Tungsten
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CFSI-Active - Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	CFSI - Tungsten
Global Tungsten & Powders Corp.	CFSI - Tungsten
Guangdong Xianglu Tungsten Industry Co., Ltd.	CFSI-Active - Tungsten
H.C. Starck GmbH	CFSI-Progressing - Tungsten
Hunan Chenzhou Mining Group Co., Ltd.	CFSI-Progressing - Tungsten
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CFSI - Tungsten
Japan New Metals Co., Ltd.	CFSI - Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CFSI-Progressing - Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	CFSI - Tungsten
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CFSI Verified
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CFSI-Progressing - Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CFSI-Progressing - Tungsten

Tungsten (continued)
SOR / Facility Name	Smelter Status (see definitions below)
Jiangxi Yaosheng Tungsten Co., Ltd.	CFSI-Active - Tungsten
Kennametal Fallon	CFSI-Progressing - Tungsten
Kennametal Huntsville	CFSI-Progressing - Tungsten
Malipo Haiyu Tungsten Co., Ltd.	CFSI - Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.	CFSI-Progressing - Tungsten
Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSI - Tungsten
Wolfram Bergbau und Hütten AG	CFSI - Tungsten
Wolfram Company CJSC	CFSI-Progressing - Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	CFSI - Tungsten
Xiamen Tungsten Co., Ltd.	CFSI - Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSI-Active - Tungsten

Definitions
CFSI - [Metal]
The smelter is certified as conflict-free by the Conflict Free Sourcing Initiative (“CFSI”) through the Conflict-Free Smelter Program (“CFSP”) for the metal as either not originating in Covered Countries or not directly or indirectly financing or benefitting armed groups in Covered Countries.

CFSI - Active - [Metal]
The smelter is actively pursuing CFSI certification. This may mean either the smelter was not previously certified and is now actively pursuing CFSI certification or the smelter's certification expired and it is in the renewal process.

CFSI - Progressing - Tungsten	Tungsten smelters that have committed to obtain a CFSI certification within 2 years of membership with the Tungsten Industry - Conflict Minerals Committee (TI-CMC).
CFSI - Verified	Verified as a smelter by the CFSI, yet to be certified.
LBMA
The London Bullion Market Association (“LBMA”) is an international trade association representing the London market for gold and silver bullion refiners. It produces Good Delivery Lists for gold and silver bars; detailing the names of accredited refiners, their listing date and the marking details of their bars. The LBMA Good Delivery gold refiners are conflict-free due to compliance with an audited, conflict-free process through LBMA’s Responsible Gold Guidance aligned with OECD Due Diligence requirements.

LBMA - Pending	The LBMA indicates the smelter is working on a Responsible Gold Certificate.
RJC
The Responsible Jewelery Council (“RJC”) is a certification body for diamonds, gold and platinum group metals. The RJC Chain-of-Custody (“CoC”) certification, applicable to gold and platinum group metals, certifies refiners as responsibly sourced, which is conflict-free as a minimum, and responsibly produced at each step of the supply chain. It assists companies to conform to the OECD Due Diligence Guidance, LBMA Responsible Gold Guidance and the EICC Smelter/Refiner Validation Program, and to comply with the provisions of the US Dodd-Frank Act (Section 1502, Conflict Minerals).

The Conflict Minerals supplied by the SORs listed above may be from the following countries (based on responses to the CMRTs and follow-up inquiries, government listings, smelter certification bodies and internet research conducted by the third-party service provider):
Argentina, Armenia, Australia, Austria, Bolivia, Brazil, Burundi, Canada, Chile, China, the Democratic Republic of the Congo, Ethiopia, France, Ghana, Guinea, Guyana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Russia, Rwanda, Saudi Arabia, South Africa, South Korea, Spain, Suriname, Sweden, Taiwan, Tajikistan, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, and Vietnam.

Because our RCOI revealed that the countries of origin for necessary Conflict Minerals in the supply chain for our Covered Products may have included Covered Countries, we have reason to believe that some of our necessary Conflict Minerals may have originated in Covered Countries and, therefore, are required to describe the subsequent measures we have taken to exercise due diligence on the source and chain of custody of those Conflict Minerals.
Section 4: Design of Due Diligence Measures
Our due diligence measures have been designed to conform to the framework in the Organisation for Economic Cooperation and Development's ("OECD's") Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, including the related supplements1 ("OECD Guidance"). It is important to note that the OECD Guidance was written for both upstream2 and downstream3 companies in the supply chain. As Tecumseh is a downstream company in the supply chain, our due diligence practices were tailored accordingly.

Section 5: Due Diligence Measures Implemented

Due Diligence measures undertaken by Tecumseh on the source and chain of custody of its Conflict Materials with respect to 2014 included the following. These measures are consistent with the five steps of the OECD Guidance.

1. Establish strong company management systems

•
We have adopted a conflict minerals policy supporting responsible sourcing and greater transparency in the supply chain. The conflict minerals policy is publicly available at http://www.tecumseh.com/en/corporate/global-suppliers/conflict-minerals. However, responsible sourcing is just one factor we consider in selecting our suppliers.

•	We have assembled an internal Conflict Minerals Team to support supply chain due diligence- including members from our Finance, Procurement and Internal Audit departments.

•	Regional buyers assisted with direct communication with suppliers to request conflict minerals information in the form of the CMRT.

•	We have established a company website link for stakeholders who may have questions regarding Tecumseh’s Conflict Minerals Program.

•	We used a third-party service provider’s cloud-based data collection platform to gather information from suppliers in the form of CMRT.
2. Identify and assess risks in the supply chain
After our RCOI determination was made:

•
With the assistance of our third-party service provider, we implemented a survey of the portion of our supply chain that supplies us with metals, electronics or with product components containing metals or electronics for our Covered Products using the CMRT. Using the CMRT and our third-party service provider’s platform for data collection, suppliers indicated the smelter and refiners and country of origin information with respect to the Conflict Materials used in our Covered Products.

1OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplements on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.
2Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.
3Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.

•
Information was reviewed and suppliers were re-contacted with respect to incomplete or potentially inaccurate responses, as needed, and for additional information regarding the source and chain of custody of the Conflict Minerals used in our Covered Products.

•
Smelters and refiners identified through the survey process were reviewed to determine if they were certified as “conflict free” by the Conflict Free Smelter Program or other independent third party programs.

3. Design and implement a strategy to respond to identified risks

•
We have designed and implemented a strategy to respond to supply chain risks. This strategy is shared with our Conflict Minerals internal team, regional buyers, and suppliers through applicable sections of the Global Quality Supplier Manual and the Global Purchase Order Terms and Conditions, located on our website.

•	Identified risks or concerns are reported to senior management.
4. Carry out independent third-party audit of supply chain due diligence practices

•	The Company relies on the CFSI, LBMA, and RJC to conduct audits of smelters and refiners in its supply chain.
5. Report annually on supply chain due diligence

•	Tecumseh’s Form SD and CMR is publicly available at http://www.tecumseh.com/en/corporate/global-suppliers/conflict-minerals.

Section 6: Steps to Improve Due Diligence
During 2015, we expect to take the following steps to improve our supply chain due diligence efforts and to further mitigate the risk that the necessary Conflict Minerals contained in our Covered Products finance or benefit armed groups in the Covered Countries:

▪	Continue to assess the presence of 3TG in our supply chain.

▪	Continue to compare our identified SORs to certifications by independent conflict free smelter validation programs, such as the CFSI’s Conflict-Free Smelter Program.

▪
Continue to encourage suppliers to support and implement responsible sourcing and greater transparency in the supply chain and cooperate with our due diligence compliance efforts and identify and update the sources of Conflict Minerals in their supply chains.

▪
Continue to follow-up appropriately when information provided by suppliers appears to be incomplete, incorrect or when further inquiry of the suppliers is necessary to identify the source and chain of custody of the Conflict Minerals used in our Covered Products, including the related SORs and the mine or location of origin of such Conflict Minerals.

Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are subject to the safe harbor provisions created by that Act. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements in Section 6 of this CMR, statements concerning our intended future efforts to mitigate the risk that the manufacture of our products benefits armed groups in the Covered Countries.
Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers, on a timely basis or at all, whether smelters and refiners and other market participants responsibly source Conflict Minerals and political and regulatory developments, whether in the Covered Countries, the United States, or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to update or revise the forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.
Section 7: Product Determination
Based on our knowledge, after performing the procedures described above, we do not have sufficient information, with respect to the Covered Products to determine any of the facilities that were used to process the Conflict Minerals contained in the Covered Products, except as provided in Section 3.
Based on our knowledge, after preforming the procedures described above, we do not have sufficient information with respect to the Covered Products to determine the country of origin of the Conflict Minerals in the Covered Products, except as provided in Section 3.

Except for the procedures described above, we have not undertaken any other efforts to determine the mine or location of origin with the greatest possible specificity of the Conflict Minerals in the Covered Products.
Section 8: Independent Private Sector Audit
A private sector audit is not required.